UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

NDS Group PLC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NDS Extends Deadline for Return of ADS Voting Instruction Cards for Proposed Transaction to Take NDS Private

NEW YORK and LONDON – December 30, 2008: NDS Group plc today announced that, in connection with the proposed transaction to take NDS private, it has extended the deadline for the return of ADS Voting Instruction Cards by holders of NDS American Depositary Shares, originally scheduled to occur at 5:00 p.m. (New York time) on December 30, 2008, to 5:00 p.m. (New York time) on January 5, 2009.

Other than the deadline for return of ADS Voting Instruction Cards, which has been extended as described above, all other instructions and procedures indicated on the ADS Voting Instruction Cards and in the notices from The Bank of New York Mellon accompanying such ADS Voting Instruction Cards remain unchanged, continue to be applicable and should be followed in all respects.

About NDS

NDS Group plc (NASDAQ: NNDS), a majority owned subsidiary of News Corporation, supplies open end-to-end digital technology and services to digital pay-television platform operators and content providers. See www.nds.com for more information about NDS.

CONTACT

NDS Group plc

Yael Fainaro (Investor Relations)

Tel: +44 20 8476 8287

Additional Information Filed With the SEC

NDS has filed with the Securities and Exchange Commission a proxy statement in connection with the proposed transaction. The proxy statement has been sent or given to the shareholders of NDS. Before making any voting or investment decision with respect to the transaction, investors and shareholders of NDS are urged to read the proxy statement and any other relevant materials filed with the SEC because they contain (or will contain) important information about the transaction. The proxy statement and any other documents filed by NDS with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. You may also obtain these documents, free of charge, from NDS’ website (www.nds.com) under the tab “Investor Relations”, then under the heading “Financial Information”, and then under the item “SEC Filings”.

NDS and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information concerning the interests of NDS’ participants in the solicitation, which may be different than those of NDS shareholders generally, is set forth in NDS’ proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.

Cautionary Statement Concerning Forward-looking Statements

This announcement may contain certain “forward-looking statements”. These statements are based on management’s views and assumptions of management regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market, regulatory and other factors. More detailed information about these and other factors that could affect future results is contained in our filings with the SEC. Any “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation, nor do we undertake, to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.